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                                                                   EXHIBIT 10.27



                              CONSENT TO ASSIGNMENT
                                  OF CONTRACTS
                           (IRIDIUM LLC AND MOTOROLA)

           This Consent to Assignment of Contracts ("Consent") is entered into by and among Motorola, Inc., a Delaware corporation ("Motorola"), Iridium LLC, a Delaware limited liability company ("Iridium"), and Iridium Operating LLC, a Delaware limited liability company ("Iridium Operating").

                                    RECITALS

           A. Motorola and Iridium have entered into the following contracts (such contracts, all schedules, appendices and exhibits thereto, all agreements, statements of work, documents or information incorporated by reference therein and all prior amendments, waivers, change orders or addenda thereto collectively referred to herein as the "Contracts"):

                     (i) Space System Contract effective July 29, 1993, as amended and conformed on January 14, 1997;

                     (ii) Communications System Operations & Maintenance Contract effective July 29, 1993, as amended and conformed on January 14, 1997;

                     (iii) Terrestrial Network Development Contract ("TNDC") effective January 1, 1993, as amended and conformed on January 14, 1997; and as amended by Amendment No. 3 to the TNDC effective June 20, 1997;

                     (iv) Mutual Non-Disclosure Agreement Concerning Cooperative Discussions for the Iridium Communications System dated July 29, 1993;

                     (v)   Engineering Assistance Agreement dated June 19, 1997;

                     (vi) Agreement Regarding Guarantee dated August 21, 1996, as amended by the Amended and Restated Agreement Regarding Guarantee dated July 11, 1997 ("Restated Guarantee Agreement");

                     (vii) Gateway Authorization Agreement effective as of December 31, 1994;

                     (viii) Support Agreement dated July 15, 1992;


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                     (ix)   Memorandum of Understanding dated July 11, 1997
("MOU"); and

                     (x)    Indemnification Agreement dated July 11, 1997.

           B. Pursuant to the Asset Transfer Agreement dated December ___, 1997, by and between Iridium and Iridium Operating ("Asset Transfer Agreement"), Iridium will assign substantially all of its Assets and Liabilities, including all of Iridium's rights and obligations under the Contracts, except as set forth herein and in Schedule 1.01.D of the Asset Transfer Agreement (the Contracts, subject to such exception are collectively referred to as the "Assigned Contracts"), to Iridium Operating, subject to Motorola's execution of this Consent.

           C. Iridium Operating has agreed to such assignment, and desires to receive and assume substantially all of Iridium's Assets and Liabilities, including the Assigned Contracts and all of the rights and obligations of Iridium thereunder.

           D. Motorola has agreed to consent to the assignment and assumption of the Contracts pursuant to the terms and conditions herein and in the Asset Transfer Agreement, and to a release of Iridium from its obligations under the Assigned Contracts.

           NOW, THEREFORE, in consideration of the premises and consideration herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           1. Consent for Assignment. Except as indicated in paragraph 2 below and in Schedule 1.01.D of the Asset Transfer Agreement, Motorola hereby consents to the assignment, conveyance, and transfer of the Assigned Contracts by Iridium to Iridium Operating, and acceptance and assumption of the Assigned Contracts by Iridium Operating, pursuant to the terms and conditions set forth herein and in the Asset Transfer Agreement. Except as indicated below, from and after the Closing (i) Iridium Operating shall render all performance and be bound by all obligations and duties of Iridium to Motorola under the Assigned Contracts, (ii) Iridium Operating shall have all of the rights of Iridium under the Assigned Contracts, (iii) Motorola agrees to accept Iridium Operating's substitution for Iridium under the Assigned Contracts and Iridium Operating's performance under the Assigned Contracts in lieu of Iridium's performance, regardless of whether the obligations or rights accrued prior to or after the Closing, and, (iv) Motorola agrees that Iridium Operating shall have all rights of Iridium with respect to Motorola's obligations, duties and performance under the Assigned Contracts.

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           2. Obligations not being Assigned. Motorola does not consent to the assignment, conveyance and transfer of the following obligations: (i) Iridium's obligation to issue warrants under Article 5 of the TNDC, (ii) Iridium's obligation to pay warrant compensation under Section 2 of the Restated Guarantee Agreement or to provide Motorola with an additional Banking and Finance Committee member and the Series B, Class 2 interest (as described in the Restated Guarantee Agreement), provided that Iridium's retention of such obligation shall not affect Operating's obligation to provide Motorola with an additional member of the Banking and Finance Committee of Operating pursuant to
Article II of the Limited Liability Company Agreement of Iridium Operating LLC,
(iii) Iridium's obligation under Section 4 of the Restated Guarantee Agreement to provide Motorola the protection rights listed in subparagraphs (a), (b), (f) and (g) of such Section 4, provided that Iridium's retention of such obligations shall not affect Operating's obligation to provide Motorola the protection rights listed in subparagraphs (c), (d), (e), (g), and (h) of such Section 4,
(iv) Iridium's obligation under Section 7(a) of the MOU, provided that the indebtedness limits in that Section will apply on a consolidated basis to Iridium and its subsidiaries, and, (v) Iridium's acknowledgement and agreement under Section 9 of the Restated Guarantee Agreement, provided that Operating shall make the same acknowledgement and agreement upon the closing.

           3. Release. Upon the Closing, Iridium shall be released from, and Motorola shall be deemed to waive and relinquish each and every claim, suit, cause of action or remedy against Iridium, and each debt, obligation or duty of Iridium of any nature whatsoever, under and in connection with the obligations assigned with respect to the Assigned Contracts, whether known or unknown, and whether or not previously asserted, including but not limited to any claims, rights or remedies arising from any breach of any of the obligations assigned with respect to the Assigned Contracts by Iridium; provided, however, it is expressly agreed by the parties that subsequent to the Closing, Motorola may assert against Iridium Operating any claim, suit, cause of action, remedy, debt, obligation or duty which may have been owing from Iridium to Motorola on or before the Closing, provided Motorola shall assert such claim or suit against Iridium Operating in the same time and manner in which it would have been required to assert any such claim or cause against Iridium but for the assignment and the provisions of this Consent, and the assignment, Consent and Asset Transfer Agreement shall not be deemed to have extinguished, extended or otherwise altered the time requirements for assertion of any right of Motorola.

           4. Validity and Enforceability. Motorola and Iridium each acknowledge that each of the Contracts is valid and enforceable and remains in full force and effect.

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           5. Limited Amendment. The Contracts shall be amended by this Consent only to the extent that the terms of any of the Contracts conflict with the terms of this Consent, in which case the terms of this Consent shall supersede the terms of such Contract.

           6. Additional Undertakings. Each of the parties agrees to execute and deliver any and all additional instruments, documents, consents, approvals and waivers as may be required or reasonably requested by any other party to implement, perform and give full effect to the Asset Transfer Agreement and this Consent.

           7. General Terms.

                     7.1. This Consent shall be effective concurrent with the Closing of the Asset Transfer Agreement.

                     7.2. This Consent shall be interpreted in accordance with the laws of the District of Columbia without giving effect to applicable principles of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby.

                     7.3. This Consent constitutes the entire agreement of the parties with respect to the subject matter hereof.

                     7.4. This Consent may be amended only in writing signed by all the parties hereto.

                     7.5. Capitalized terms used in this Consent but not defined herein shall have the same meaning as is ascribed to such terms in the Asset Transfer Agreement.

                     7.6. This Consent may be executed in several counterparts, which together shall constitute the entire agreement. For the purposes of execution, delivery and validity of this Consent, a signature on a counterpart sent by facsimile shall be deemed an original.

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           IN WITNESS WHEREOF, the parties have executed this Consent as of the
18th day of December, 1997.

                                   MOTOROLA, INC.

                                   By:    /s/  Stephen Earhart
                                          ------------------------------
                                   Name:       Stephen Earhart
                                          ------------------------------
                                   Title:      Senior Vice President
                                          ------------------------------

                                   IRIDIUM LLC

                                   By:    /s/  Roy Grant
                                          ------------------------------
                                   Name:       Roy Grant
                                          ------------------------------
                                   Title:      V.P. and C.F.O.
                                          ------------------------------

                                   IRIDIUM OPERATING LLC

                                   By:    /s/  Kevin J. Lavin
                                          ------------------------------
                                   Name:       Kevin J. Lavin
                                          ------------------------------
                                   Title:      Assistant Secretary
                                          ------------------------------



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